Department of Territory
Energy Service
File N° 597

Funds for development of renewable energies and savings of energy

Loan Agreement

N° 08/03

between

Etat de Genève, Department of Territory (DT), Cantonal Energy Service (ScanE), lender

and

SES Société d’Energie Solaire SA (hereinafter the “beneficiary” or “SES SA”), domiciled at 129 route de Saint-Julien 1228 Plan-les-Ouates, borrower

1) Preamble

On August 21, 2008, SES SA filed a request with DT, ScanE, for a loan of CHF 5,000,000 (five millions of Swiss francs), in accordance with the Act Establishing Two Funds for the Development of Renewable Energies and Economies of Energy (L 2 40), for the purpose of bridge-loan designated to complete the loan granted for the construction of their new manufacturing facility in ZIPLO, which is located on plot n° 6786 (DDP on plot n° 6708) of the municipality of Plan-les-Ouates. By decision dated October 8, 2008, the DT, granted SES a loan of CHF 5,000,000 for a period of 6 months, at the interest rate of 4% per annum. This decision was contingent upon the signing by the parties of this Loan Agreement. The latter determines the modalities of the transfer, of the repayment, and the guarantee of the aforementioned loan.

2) Transfer of the loaned monies to the borrower

Not a single transfer shall take place unless the guarantees set forth in Section 7 hereinafter are presented by the borrower and two copies of this agreement are signed.

The interests start from the payment of the loan by State of Geneva, DT, ScanE.

The loan shall be paid into the credit for the construction account No R 3307.0035 held at the Bank Cantonal de Genève

3) Duration of the loan

The loan is granted for a maximum period of 6 months starting from the date where the loan was paid by DT, ScanE.

4) Interests

The loan shall bear interest of 4% per annum payable by the borrower.

5) Repayment for the loan

The borrower undertakes to repay the amount of CHF 5’000’000 and the interests due on redemption date.

Advanced repayment of the loan in a single installment or advanced repayment of part of the loan is possible at all times.

6) Delay in repayment

A penalty interest of 5% shall be paid in case of late repayment of the capital and interests.

7) Guarantees

The loan is guaranteed by a mortgage certificate of CHF 5’000’000 established on the DDP 6786 of plot 6708 of the municipality of Plan-les-Ouates. The mortgage certificate shall be returned to the borrower as soon as the loan is repaid.

8) Use of the loan in conformity with the energy indicators

The borrower shall use the loan to realize the project enclosed to its demand number 597 which was approved by DT, ScanE by its decision dated October 8, 2008 and excluding any other use.

9) Project or installation changes

Any change in the initial project as such was approved by DT needs be notified in writing to DT, ScanE, so that, if needed, a new examination of the file can be effectuated.

Any change which was not approved in writing by DT, ScanE, shall constitute a breach of contract.

10) Entry and information right

The present agreement authorizes DT, ScanE to effectuate, at its own expenses, the scrutiny visits throughout the duration of the construction works. If the installation is declared not conform to the initial project, the cost of the scrutiny visits shall be assumed by the borrower.

The borrower authorizes DT to use photographs or other documents and information concerning the project in connection with statistics, information or promotion of renewable energies.

11) Venue and governing law

For any dispute arising out of the present agreement, the venue shall be in Geneva. Swiss law applies.

12) Transfer/Assignment

The present agreement cannot be fully or partially assigned by any of the parties to any third party (Art. 164(1) Code of Obligations).

Address of correspondence

Any correspondence in relation to this agreement shall be sent to the address hereinafter and shall mention the name of the borrower, the signing date and the file number (indicated at the beginning of the contract)

Service de l’Energie
Rue du Puits-Sait-Pierre 4
Case postale 3918
1211 Geneva 3

Agreement drafted and signed in two original copies, one for the borrower and another for Etat de Genève, DT, ScanE

For Etat de Genève, DT:	For the borrower:

Mr. Olivier Epelly Director of the Service for Energy	Mrs Sandrine Crisafulli Administrative director

[signed]	[signed] [SES SA seal]

Geneva, October 27, 2008	Geneva, October 9, 2008